EXHIBIT 107

EX-FILING FEES

Calculation of Filing Fee Tables

S-1

(Form Type)

DERMATA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Registrant Name in English, if applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

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	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee (2)
Fees to Be Paid

	Equity	Common Stock, $0.0001 par value per share (2)(3)	457(o)	$8,000,000.00	$110.20 per $1,000,000	$881.60
	Other	Series A Warrants to purchase Common Stock (4)	457(g)	____	____	$0.00
	Equity	Common Stock issuable upon exercise of Series A Warrants to purchase Common Stock (2)	457(o)	$8,000,000.00	$110.20 per $1,000,000	$881.60
	Other	Series B Warrants to purchase Common Stock (4)	457(g)	____
	Equity	Common Stock issuable upon exercise of Series B Warrants to purchase Common Stock (2)	457(o)	$8,000,000.00	$110.20 per $1,000,000	$881.60
	Other	Pre-Funded Warrants to purchase Common Stock (3)(4)	457(g)	____	____	$0.00
	Equity	Common Stock issuable upon exercise of the Pre-Funded Warrants (2)(3)	457(o)	____	____	$0.00
	Other	Placement Agent Warrants to purchase shares of Common Stock (4)	457(g)	____	____	$0.00
	Equity	Common Stock issuable upon exercise of the Placement Agent Warrants	457(o)	$700,000.00	$110.20 per $1,000,000	$77.14
TOTAL				$24,700,000.00		$2,721.94
TOTAL FEES PREVIOUSLY PAID						$1,840.34
TOTAL FEE OFFSETS						-
NET FEES DUE						$881.60

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(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $8,000,000.00.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

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